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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 10, 2001, except as to Note 22 which is as of February 9, 2001, relating to the financial statements, which appears on page 67 in M&T Bank Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under Item 5 "Interests of Named Experts and Counsel" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Buffalo, New York
June 21, 2001